NI 43-101 TECHNICAL REPORT ON THE
GOLD ROCK PROJECT
White Pine County, Nevada

Prepared for MIDWAY GOLD CORP.

Dated March 28, 2011

Prepared by

William J. Crowl, R.G.
Donald E. Hulse, P.E.
Terre A. Lane MAusIMM
Donald J. Baker, PhD

Midway Gold Corp.	Table of Contents
Gold Rock Project	NI 43-101 Technical Report

TABLE OF CONTENTS

Section	Title	Page No.

1. SUMMARY	1

1.1 Introduction	1
1.2 Property Location and History	1
1.3 Geology and Mineralization	1
1.4 Status of Exploration	3
1.5 Resource Estimate	3
1.6 Conclusions and Recommendations	4

2. INTRODUCTION	6

2.1 Purpose	6
2.2 Qualified Persons	6
2.3 Site Visit of Qualified Person	6
2.4 Units of Measure	7

3. RELIANCE ON OTHER EXPERTS	8

4. PROPERTY DESCRIPTION AND LOCATION	9

4.1 Location	9
4.2 Mineral Tenure and Agreements	10
4.2.1 Mineral Rights	10
4.2.2 Newark Valley Mining Corp. Agreement	12
4.2.3 Anchor Minerals, Inc. Agreement	12
4.2.4 Peart Agreement	13
4.2.5 Pankow Agreement	13
4.2.6 Jordan Agreement	14
4.2.7 Additional Claims	14
4.3 Environmental Liability, Permitting, and Bonding	14
4.4 Exploration Permits and Jurisdictions	16

5. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	17

5.1 Accessibility	17
5.2 Topography, Elevation, Vegetation, and Climate	17
5.3 Infrastructure and Local Resources	17

6. HISTORY	19

6.1 Exploration History	19
6.2 Historical Resource and Reserve Estimates	19

7. GEOLOGICAL SETTING	23

7.1 Regional Geology	23
7.2 Local Geology	23
7.3 Property Geology	24
7.3.1 Late Devonian Devil’s Gate Limestone (Dd)	25
7.3.2 Late Devonian to Early Mississippian Pilot Shale (MDp)	25
7.3.3 Mississippian Joana Limestone (Mj)	25
7.3.4 Mississippian Chainman Shale (Mc)	25
7.3.5 Mississippian Diamond Peak Formation (Md)	25
7.4 Structural Geology	27

8. DEPOSIT TYPES	28

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Midway Gold Corp.	Table of Contents
Gold Rock Project	NI 43-101 Technical Report

9. MINERALIZATION	29

9.1 Mineralization	29
9.2 Alteration	30
9.3 Geometry of Mineralization	30

10. EXPLORATION	36

10.1 Previous Operator’s Exploration Work	36
10.2 Historic Geochemical sampling	36
10.3 Historical Geophysics	36
10.4 Historical Mapping	36
10.5 Historical Drilling	37
10.6 MGC Exploration Work	37
10.7 Surface Geochemistry	38
10.8 Geological Mapping	38
10.9 Geophysical Surveys	38
10.10 Drilling	38
10.11 Data Compilation and Verification	39

11. DRILLING	40

12. SAMPLING METHOD AND APPROACH	41

13. SAMPLE PREPARATION, ANALYSES, AND SECURITY	42

14. DATA VERIFICATION	43

15. ADJACENT PROPERTIES	44

16. MINERAL PROCESSING AND METALLURGICAL TESTING	45

17. MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES	46

18. OTHER RELEVANT DATA AND INFORMATION	47

19. INTERPRETATIONS AND CONCLUSIONS	48

20. RECOMMENDATIONS	49

21. REFERENCES	51

22. DATE AND SIGNATURE PAGES	52

23. ILLUSTRATIONS	60

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Midway Gold Corp.	Table of Contents
Gold Rock Project	NI 43-101 Technical Report

LIST OF FIGURES

LIST OF TABLES

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Midway Gold Corp.	Summary
Gold Rock Project	NI 43-101 Technical Report

1.	SUMMARY

1.1	Introduction

The Gold Rock gold deposit (formerly known as Easy Junior) is a bulk tonnage epithermal gold deposit found in Devonian-Mississippian limestone, shale, and sandstone. These rock types are exposed in a series of north-trending ridges that represent stacked, easterly-directed thrust sheets and low amplitude, open to tight folds.

MGC Resources Inc. (MGC), a wholly-owned subsidiary of Midway Gold Corp. (Midway), has conducted exploration drilling, sampling, mapping, and geophysics since acquiring the project in 2007. Midway retained Gustavson Associates, LLC (Gustavson) to prepare Technical Report in accordance with the standards of National Instrument 43-101 (NI 43-101). This NI 43-101 Technical Report describes the geology and historical resource estimates for the Gold Rock Project in White Pine County, Nevada, as of March 2011.

1.2	Property Location and History

The Gold Rock property encompasses 14 square miles (3,625 hectares) of the Battle Mountain-Eureka gold trend on the eastern side of the Pancake Range in east-central Nevada. The Gold Rock Project site is located approximately 30 miles southeast of the town of Eureka in White Pine County. Access to the Gold Rock Project site is provided by Green Springs road, an unpaved county road that intersects US Highway 50 approximately 30 miles southeast of Eureka, Nevada. It is approximately 16.5 miles, via road, from US 50 to the Gold Rock property.

The Gold Rock property has a long history of exploration and development, initiated in 1979 under Earth Resources, Inc. Earth Resources, Inc. was acquired by Houston Oil & Gas, which was in turn acquired by Tenneco in 1986. Echo Bay Mines acquired Tenneco in 1986 and thereafter discovered the Easy Junior gold deposit the same year. Alta Gold and Echo Bay formed the Alta Bay joint venture in 1988, with Alta Gold the operator. Open pit mining at Easy Junior was initiated in 1989, with production suspended in 1990 due to low gold prices. Alta Gold acquired the Echo Bay interest in the project in 1992 and initiated re-engineering of the project. Mining under Alta Gold re-started in June 1993 and was concluded in August 1994. Heap leach production continued into 1996. Alta Gold filed for bankruptcy in 1998. MGC, through its acquisition of Pan-Nevada in 2007, and through additional property leases, acquired control of the project in 2007.

1.3	Geology and Mineralization

The Gold Rock property is located on the east flank of the northern portion of the Pancake Range in east-central Nevada. This lobe of the Pancake Range is underlain by Devonian and Carboniferous carbonate and clastic sedimentary rocks which form the core of the range, and are exposed in bedrock outcrop in the area of the Gold Rock Project site. Although intrusive rocks are present regionally, no intrusive rocks have been mapped on the Gold Rock property. Devonian – Mississippian sedimentary bedrock geology in the vicinity of the Gold Rock Project area is locally nonconformably capped by post-mineral Tertiary volcanic rocks.

March 28, 2011

Midway Gold Corp.	Summary
Gold Rock Project	NI 43-101 Technical Report

The Devonian through Mississippian limestone, shale, and sandstone units are exposed in a series of north-trending ridges that represent stacked, easterly-directed thrust sheets and low amplitude, open to tight folds. Gold mineralization is interpreted to postdate thrusting and folding. Bedrock geology is partially obscured by alluvial and colluvial gravels. Gold mineralization is preferentially hosted in the Mississippian upper Joana Limestone and lower Chainman Shale, especially in areas of tight anticlinal folding (Easy Junior Mine). Jasperoid with anomalous trace elements and locally anomalous gold occur throughout the Gold Rock Property at approximately this same stratigraphic level.

On the Gold Rock property, the primary gold feeder structure is presumed to be a steeply-dipping reverse fault reactivated with extensional dip-slip. This fault is present along the axial surface of the anticline that extends from Decker Flats through the Easy Junior pit. Mineralization is found where the steep feeder structure intercepts the Joana Limestone in the core of this anticline, and is restricted to the Joana Limestone and the base of the overlying Chainman shale.

The Easy Junior deposit on the Gold Rock property is a Carlin-style, sediment-hosted, disseminated gold deposit hosted within the previously discussed Mississippian sedimentary units. Gold particles occur as micron size to sub-micron size disseminations. Free, coarse gold is not common in these types of deposits, and has not been observed at Gold Rock. Source and age of mineralization are uncertain at this time.

Alteration at Gold Rock is typical of Carlin systems in Nevada. Alteration styles include silicification, argillization, decalcification, and oxidation. Silicification occurs as zones of moderate to strong silica flooding along bedding and structures. Strong or complete replacement is commonly referred to as jasperoid by field workers. Silica alteration is found primarily in the Joana Limestone, with only minor small zones identified in shale units. Within the Easy Junior deposit, jasperoid within the Joana Limestone carries significant amounts of gold. In surface outcrops, Joana-hosted jasperoid occurs along strike both north and south of the deposit and is often found in association with anomalous gold values.

Clay alteration is generally associated with hydrothermal alteration of minerals. Clay along faults and bedding is common. Within limestones and calcareous shales, argillization is often accompanied by decalcification of the host rock. Black carbonaceous accumulations occur locally along the margins of gold mineralization zones. Oxidation is prevalent throughout the deposit, resulting in the formation of iron oxides (hematite and limonite).

March 28, 2011

Midway Gold Corp.	Summary
Gold Rock Project	NI 43-101 Technical Report

The mineralization along the anticline that hosts the mineralization at Easy Junior extends along strike to the south of the Easy Junior Mine over 6,000 feet through the Decker Flats prospect area. To the north of Easy Junior, the mineralization along the apex of the anticline was followed over 1,000 feet, but post-mineral faulting drops the Joana Limestone below the extent of the drilling, and therefore remains untested.

1.4	Status of Exploration

MGC has secured and compiled historic project drilling results for 673 drill holes – primarily shallow, vertical reverse circulation holes, as well as 1,790 blast holes within the Easy Junior open pit. Historic soil grid and rock chip results are also compiled. A program of data confirmation and validation by experienced geologists and mining engineers is underway.

Since acquiring the Gold Rock Project in 2007, MGC has completed additional geochemistry on 750 additional soil samples collected which add to the scope and magnitude of the regional sampling grid, and has collected and analyzed an additional 141 rock chip samples. Ground magnetic and gravity surveys have also been conducted over portions of the Property.

In 2008, MGC completed 11 reverse circulation holes in the Anchor Roc prospect at the southeast end of the property 2 miles from the Easy Junior Pit. . Historic drilling in this area by Nevada Resources yielded a reported intercept of 120 feet of 0.014 opt gold. The best intercept encountered by MGC was 85 feet at 0.014 opt gold. Data review of this exploration by MGC was not in the scope of this document and will therefore not be reported on by Gustavson at this time. This report is dedicated to reviewing the historic data developed at and in the vicinity of the Easy Junior open pit and disclosing historic resource estimates for that region only.

1.5	Resource Estimate

The Gold rock drill hole database contains assays from Echo Bay, Tenneco Minerals Company, Santa Fe Minerals, Inc. and Houston Oil and Gas. Alta Gold, the operator of the Easy Junior mine, also has entered data into the database.

International Mining Consultants (IMC) completed a resource estimate in 1988 prior to mining, Table 1-1 shows IMC’s resource estimate. The Alta Joint Venture and Alta Gold mined the deposit sporadically between 1988 and 1994 producing 52,400 ounces of gold. These companies conducted additional exploration drilling concurrently with their mining operations. Collar coordinates and assay certificates to assay database validation have not yet been verified. A new mineral resource estimate can be made once these checks are complete.

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Midway Gold Corp.	Summary
Gold Rock Project	NI 43-101 Technical Report

Table 1-1  IMC geological reserve (1988 geologic inventory, no economic constraint)

Cutoff Grade (oz/ton)	Tons	Grade (oz/ton)	Ounces

0.050	758,000	0.064	48,512
0.030	3,552,000	0.043	152,736
0.025	4,953,000	0.039	193,167
0.020	6,963,000	0.034	236,742
0.015	9,934,000	0.029	288,086
0.012	12,641,000	0.025	316,025
0.010	14,990,000	0.023	344,770

1.6	Conclusions and Recommendations

The Gold Rock area contains a gold system that warrants additional confirmation, validation, exploration and evaluation. The mineralizing system is strong, with a known strike length of over 8,000 feet. The lithology, alteration, and mineralization of the deposit are similar to other sediment hosted Carlin-type systems such as Alligator Ridge, Bald Mountain, Rain, and Midway’s Pan Project. A portion of the deposit has been explored and mined, but drilling outside this area is very widely spaced and shallow. The system has structurally controlled elements, and the feeders have not been explored. Historic exploration has not cut off mineralization in any direction.

Gustavson recommends the following:

•
Continue to verify the historic drilling data on the Gold Rock Property by conducting a new exploration and confirmation drill program. This program should include both RC and diamond core drilling. This program needs to verify the physical location and geometry of the gold mineralization, supporting geologic modeling and estimation of the distribution of gold grade within the deposit.

•
Verify that the conversion of the drill hole collar coordinates from the previous property owners mine grid system was correctly translated to the NAD83 coordinate system. The locations of the historical drill holes should be verified by ground surveys where possible.

•
Once the location of the historical drilling is positively established, the historical data can be used to construct a lithology and alteration model of the deposit that will be important for grade estimation, mining and process designs, and geotechnical and waste rock characterization planning. The completion of this work combined with the verification of all of the assay certificates vs the drill hole assay database, should provide data that supports the estimation of a NI 43-101 compliant Mineral Resource.

•	Geologic and structural controls on mineralization in the vicinity of the Easy Junior open pit should be reassessed based on the results of any new drilling program.

March 28, 2011

Midway Gold Corp.	Summary
Gold Rock Project	NI 43-101 Technical Report

•
There is a significant amount of information in Midway’s Gold Rock files including historical geologic, mining, metallurgy, geotechnical data, hydrology, and environmental information. This data should be reviewed, compiled, confirmed and used in the planning of future project activities.

•	Surface geology and alteration mapping should be completed and all the historical and modern data compiled to identify additional drill targets on the property.

March 28, 2011

Midway Gold Corp.	Introduction
Gold Rock Project	NI 43-101 Technical Report

2.	INTRODUCTION

The Gold Rock gold deposit is a bulk tonnage epithermal gold deposit found in Devonian-Mississippian limestone, shale, and sandstone. These rock types are exposed in a series of north-trending ridges that represent stacked, easterly-directed thrust sheets and low amplitude, open to tight folds.

MGC Resources Inc. (MGC), a wholly-owned subsidiary of Midway Gold Corp. (Midway), has conducted exploration drilling, sampling, mapping, and geophysics since acquiring the project in 2007.

2.1	Purpose

Midway retained Gustavson Associates, LLC (Gustavson) to prepare this Technical Report in accordance with the standards of National Instrument 43-101 (NI 43-101). This NI 43-101 Technical Report describes the geology and historical resource estimates for the Gold Rock Project in White Pine County, Nevada, as of March 2011.

This report was generated based in part on information provided by MGC personnel and internal reports generated by MGC geologists, all using historical information. Data and reports used during this study are referenced in Section 21 of this report.

2.2	Qualified Persons

The qualified persons responsible for this report are:

•	William J. Crowl, R.G., Vice President, Mining Sector, Gustavson Associates

•	Donald E. Hulse, PE, Principal Mining Engineer, Gustavson Associates

•	Terre A. Lane, Member AusIMM, Principal Mining Engineer, Gustavson Associates

•	Donald J. Baker, PhD, QP Member MMSA, Associate Principal Geologist, Gustavson Associates

Terre Lane acted as project manager during preparation of the NI 43-101 Technical Report. Dr. Donald Baker is responsible for Sections 7 through 15. Ms. Lane is responsible for Sections 1 through 6, 16 through 19, Mr. Donald Hulse is responsible for Sections 1, 17, and 20. Mr. William Crowl is responsible for sections 7, 8, and 9.

2.3	Site Visit of Qualified Person

Gustavson conducted an on-site visit to the Gold Rock property on February 21, 2011 (Donald J. Baker), and reviewed available hard copy historic records on February 21 and 22, 2011. The site visit included a tour around the top of the Easy Junior open pit, with a review of project geology and mineralization/alteration. Logistics were reviewed with regard to the various prospect areas within the property, and were placed in a geologic context.

March 28, 2011

Midway Gold Corp.	Introduction
Gold Rock Project	NI 43-101 Technical Report

2.4	Units of Measure

Unless stated otherwise, all measurements reported here are in US Commercial Imperial units, and currencies are expressed in constant 2011 US dollars. The mineral resource estimates cited in this report were classified in accordance with CIM Definition Standards for Mineral Resources and Mineral Reserves.

March 28, 2011

Midway Gold Corp.	Reliance on Other Experts
Gold Rock Project	NI 43-101 Technical Report

3.	RELIANCE ON OTHER EXPERTS

The conclusions and recommendations included in this report rely in part on work performed by MGC and published in internal annual reports. This study also relies on information provided by Mr. R.J. Smith, a Registered Landman with MGC, regarding land agreements, options, claims of accuracy of title, and royalty information.

Ms. Susan Serreze, a geologist with Walsh Environmental Scientists & Engineers, LLC, prepared the environmental section of this technical report in conjunction with Mr. Tom Williams of MGC. Both Ms. Serreze and Mr. Williams are highly experienced in permitting and the NEPA process.

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

4.	PROPERTY DESCRIPTION AND LOCATION

4.1	Location

The Gold Rock property encompasses approximately 14 square miles (3,625 hectares) of the Battle Mountain-Eureka gold trend on the eastern side of the Pancake Range in east-central Nevada. The Gold Rock Project site is located approximately 30 miles southeast of the town of Eureka in White Pine County (Figure 4-1).

The location of the Gold Rock property can be found on the USGS Ely 1:100,000 scale topographic map and the USGS Pancake Summit SW and Black Point 1:24,000 scale, 7.5 minute series quadrangle maps. The geographic center of the property is located at 39°17’N latitude and 115°44’W longitude, and the primary zone of mineralization is located in Section 9, Township 15 North, Range 56 East, Mount Diablo Base and Meridian (MDBM). Access to the site is provided by Green Springs Road, an unpaved county road which originates at US Highway 50.

Figure 4-1  Property Location Map

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

4.2	Mineral Tenure and Agreements

4.2.1	Mineral Rights

The Gold Rock Property mining claims and mineral lease encompass an area of approximately 8,929 acres (3,613 ha) (Figure 4-2). The Property consists of 469 contiguous, active unpatented lode and placer mining claims covering portions of Sections 2-4, 8-10, 15-17, 21-22, 27-28, 33-34, Township 15 North, Range 56 East; and Sections 22-23, 25-29, 32-35, Township 16 North, Range 56 East, M.D.B.&M. Unpatented mining claims are kept active through payment of a maintenance fee due on 31 August of each year. A complete listing of all claims on file with the Nevada Bureau of Land Management (BLM) and White Pine County is available and will be provided upon request.

The Property is located in surveyed Townships. The unpatented mining claims were individually surveyed at time of location and maps were filed with the BLM and White Pine County.

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

Figure 4-2  Mineral Claim Map

Gold Rock project
Land Status map – March 2010
R55E
R56E
R56E
R57E
T16N
T15N
T16N
T15N
R55E
R56E
R56E
R57E
N
Legend:
Claims owned by Midway subsidiary MGC Resources Inc.
Claims under lease from Newark Valley Mining Corp.
Claims under lease from Anchor Minerals Inc.
Claims under lease from Brian Peart
Claims under lease from Jerry Pankow
Claims under lease from Ronald "Ronny" Jordan
T15N
T14N
T15N
T14N
0
1km
1mi
5km

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

4.2.2	Newark Valley Mining Corp. Agreement

Pursuant to the acquisition of Pan-Nevada Gold Corporation effective April 16, 2007, Midway acquired a 100 percent interest in the March 20, 2006 mineral lease agreement by and between Pan-Nevada Gold Corporation, formerly Castleworth Ventures, Inc. (PNV) and Newark Valley Mining Corp. (NVMC) (derivative successor in interest to The Lyle F. Campbell Trust). PNV is a wholly-owned subsidiary of Midway. On or before January 5 of each year, PNV must pay an advance minimum royalty of the greater of US$60,000 or the US dollar equivalent of 108.05 ounces of gold valued by the average of the London afternoon fixing for the third calendar quarter preceding January 1 of the year in which the payment is due. All minimum advance royalties will be creditable against a sliding scale gross production royalty of between 2.5 percent and 4 percent (see Table 4-1 below).

If the total amount of gross production royalty due NVMC in any calendar year exceeds the advance minimum royalty due within that year, PNV can credit all un-credited advance minimum royalties paid in previous years against 50 percent of the gross production royalty due NVMC within that calendar year.

PNV must incur a minimum of US$75,000 per year work expenditures, including claim maintenance fees, during the term of the mining lease.

Table 4-1  NVMC Royalty Schedule (Source: MGC)

Price of Gold	Gross Percentage
To and including $340.00/oz	2.5 percent
From $340.00/oz to $450.00/oz	3.0 percent
$450.00/oz and greater	4.0 percent

The original lease encompassed 104 unpatented lode mining claims and established a 1-mile area of interest, within which all new claims located by PNV or an affiliate are subject to the lease agreement. PNV (or its predecessors) expanded the claim holdings within the area of interest to a total of 297 unpatented lode mining claims.

4.2.3	Anchor Minerals, Inc. Agreement

Effective January 15, 2007, MGC Resources Inc. (MGC), a wholly-owned subsidiary of Midway, executed a lease agreement with Anchor Minerals, Inc. (AMI) for 63 unpatented lode mining claims known as the Anchor Roc target. On or before January 15 of each year, MGC must pay an advance minimum royalty in the amount of US$67,249. All minimum advance royalties will be creditable against a fixed gross production royalty of 3.5%.

MGC must incur a minimum of US$30,000 per year work expenditures, including claim maintenance fees, during the term of the mining lease.

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

The lease encompassed 63 claims and established a 3,000 foot area of interest, within which all new claims located by MGC or an affiliate are subject to the lease agreement. MGC expanded the claim holdings within the area of interest to a total of 80 unpatented lode claims.

4.2.4	Peart Agreement

Effective January 24, 2008, MGC executed a lease agreement with a private party for 13 unpatented lode and placer mining claims covering portions of the previously mined open pit. On or before January 24 of each year, MGC must pay an advance minimum royalty (see Table 4-3 below). All minimum advance royalties will be creditable against a sliding scale net smelter returns royalty of between 2 and 6 percent (see Table 4-2 below) and a buyout option in the amount of US$5 million. No area of interest applies.

Table 4-2  Peart Advance Minimum Royalty Schedule (Source: MGC)

Annual Date	US$
January 24, 2012 through January 24, 2013	50,000
January 24, 2014 through January 24, 2018	60,000
January 24, 2019 and thereafter	75,000

Table 4-3  Peart Royalty Schedule (Source: MGC)

Price of Gold	NSR Percentage
To $300/oz	2.0 percent
From $300/oz to $550/oz	3.0 percent
From $551/oz to $800/oz	4.0 percent
From $801/oz to $1,050/oz	5.0 percent
$1,051/oz and greater	6.0 percent

4.2.5	Pankow Agreement

Effective February 13, 2008, MGC executed a lease agreement with a private party for 2 unpatented lode mining claims covering portions of the previously mined open pit and waste dumps. On or before February 13 of each year, MGC must pay an advance minimum royalty (see Table 4-4 below). All minimum advance royalties will be creditable against a sliding scale net smelter returns royalty of between 2 and 5 percent (see Table 4-5 below) and a buyout option in the amount of US$775,000. No area of interest applies.

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

Table 4-4  Pankow Advance Minimum Royalty Schedule (Source: MGC)

Annual Date	US$
February 13, 2012 through February 13, 2013	7,750
February 13, 2014 through February 13, 2018	9,250
February 13, 2019 and thereafter	11,500

Table 4-5  Pankow Royalty Schedule (Source: MGC)

Price of Gold	NSR Percentage
To $550/oz	2.0 percent
From $551/oz to $800	3.0 percent
From $801/oz to $1,050/oz	4.0 percent
$1,051/oz and greater	5.0 percent

4.2.6	Jordan Agreement

Subject to a February 13, 2008 assignment from a third party, MGC acquired a February 15, 2004 lease agreement with a private party for 10 unpatented lode mining claims known as the Decker Flats target. The assignor reserved a fixed net smelter returns royalty of 0.5%. On or before February 15 of each year, MGC must pay an advance minimum royalty in the amount of US$15,000. All minimum advance royalties will be creditable against a fixed net smelter returns royalty of 2.5% and a buyout option in the amount of US$2.5 million. The total royalty burden for these claims is a net smelter returns royalty of 3%.

The lease encompassed 10 claims and established a 2,400 foot area of interest, within which all new claims located by MGC or an affiliate are subject to the lease agreement.

4.2.7	Additional Claims

Over the years, MGC has staked 67 additional unpatented lode claims (MT series) within and adjacent to the Gold Rock property. These additional claims are without royalty burden and are not subject to any outside interest.

4.3	Environmental Liability, Permitting, and Bonding

MGC conducts limited exploration activities at the site through a Notice of Intent (NOI) process, which permits activities in less than 5 acres of disturbance. Each area of disturbance must at least 1 mile apart. More extensive exploration over larger areas will require the submission of Plan of Operations (POO) which will result in an Environmental Assessment (EA) to include consideration of a Finding of No Significant Impact (FONSI). The associated scoping process will identify air quality, soils, vegetation, wildlife (migratory birds), grazing, wild horses, cultural resources, visual resources, and hazardous/solid wastes considerations. These disciplines will also be the initial focus of any National Environmental Policy Act (NEPA) process required for the development of a mine. These are the primary and typical issues evaluated for the majority of mining projects.

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

Currently MGC is bonded at $24,870, which allows exploratory drilling disturbance on two sites of approximately 1.85 acres and 3.6 acres. The disturbance and bonding level are updated annually.

Portions of the Gold Rock project have been disturbed by previous exploration and mining activity, some of which has been reclaimed by previous operators and the State of Nevada, and some of which has not been reclaimed. MGC’s responsibility is limited to those areas that are currently used for exploration activities. MGC has not permitted for or bonded for reclamation actions associated with historic disturbance at the project site. MGC is currently responsible for the reclamation and monitoring of active drill roads and drill sites, which total approximately 5.45 acres.

Initial indications are that the following items will be addressed in future mine permitting of the Project:

•	Acquiring water rights from existing holders and/or submitting applications for new water rights.

•	Potential impacts to the sensitive species: sage grouse, white sage, and pygmy rabbits, which have potential to occur within the claim block.

▪
Sage Grouse - The Gold Rock Project area is situated where there are few or no springs and seeps and is high enough on the mountain side to not be located in primary sage brush habitat. However, active sage grouse sites may be identified in the area and recognized by the BLM and Nevada Division of Wildlife (NDOW).

▪
White Sage – If present, White Sage would be a wildlife and cultural matter as the plant is not considered endangered or sensitive. It is likely that permitting the project would not require mitigation. However, if an EIS is conducted and the plant is heavily commented upon, some form of mitigation, such as harvesting for use or replanting during reclamation, could become a requirement through the NEPA process.

▪
Pygmy Rabbits – No pygmy rabbit habitat has been found on site, although some roadside areas may be suitable habitat. Minor losses and loss of up to 312 acres of habitat have not been expected to contribute to a trend toward listing on other projects. A similar finding is expected for the Gold Rock Project.

•	Potential impacts to other historic/archaeological sites

March 28, 2011

Midway Gold Corp.	Property Description and Location
Gold Rock Project	NI 43-101 Technical Report

▪
Historic and visual impacts can generally be mitigated and aren’t often considered project stopping occurrences. In this case, the historic impacts can likely be mitigated. The project site is located far enough away from Key Observation Points (KOPs), and the topography is such that visual impacts from KOPs should not be a major issue.

▪	Other Historic/Archaeological Issues

▪
Historic sheep grazing took place in the area around the proposed Gold Rock Project site. Old wells and residual troughs are commonly associated with these sites. The archaeological survey should consider these types of findings. Typical mitigation is to document and assess eligibility for listing prior to any disturbance.

•
Closure plan for pits, waste rock dumps and heap leach pads A closure and reclamation plan will be required for any future mine permitting of the site. A bond, which is jointly held by the State and the BLM, will be required to be posted prior to permit approval. Pits can sometimes be excluded from requirements to backfill and/or re-contour at closure under the Nevada mining regulations. However, if possible, backfilling some of the pits can sometimes reduce long-term liabilities.

▪
Bonds for reclamation can be in a number of different types of vehicles, depending on the financial arrangements and security of the proponent. The proponent is allowed to keep the interest on any cash bonds.

•
Geochemistry - The Gold Rock gold deposit is hosted along the axes of tight folds in Mississippian Chainman Shale and Joana limestone. Known mineralization includes near surface oxide with sulphide zones at depth.

▪
Given these rock types, evaluation of acid rock drainage (ARD) will be likely. Given the importance of this issue, and regulatory requirements, geochemical evaluations of waste materials will need to be completed to gauge potential for this occurrence.

•
Air permitting - Mercury and fugitive dust are the main issues regarding air permitting of mines in Nevada. However, there were no indications from anyone interviewed that there would be any particular difficulties to overcome in obtaining air permitting for the project.

4.4	Exploration Permits and Jurisdictions

MGC exploration activities are permitted under the NOI process approved by the BLM in 2008 and 2011, allowing for up to 45 reverse circulation holes and 5 diamond core holes from 40 drill sites. Currently MGC is bonded at $24,870, which allows for drilling disturbance on approximately 5.45 acres at the project site. The disturbance is updated annually and the bonding level is updated every three years, as required by the BLM.

March 28, 2011

Midway Gold Corp.	Accessibility Climate Resources Infrastructure & Physiography
Gold Rock Project	NI 43-101 Technical Report

5.	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

5.1	Accessibility

Access to the Gold Rock Project site is provided by Green Springs road, an unpaved county road that intersects US Highway 50 approximately 30 miles southeast of Eureka, Nevada. It is approximately 16.5 miles, via road, from US 50 to the Gold Rock property. The property is accessible year-round, but weather conditions occasionally make access and on-site travel difficult during the winter months.

5.2	Topography, Elevation, Vegetation, and Climate

Local terrain at the Gold Rock site is gentle to moderate with rolling hills and no major stream drainages. Elevation at the property ranges from 6,400 to 7,600 feet above sea level. Vegetation is typical of northern Nevada, including a mix of sparse Juniper and Pinion pine forest broken by areas of sagebrush and grass. No springs are known to exist on the Gold Rock property.

The local climate is typical for the high desert of east-central Nevada and the Basin and Range province. Climate data shows an average of 11.85 inches of precipitation per year and average temperatures ranging from 17°F in the winter to 86.4° F in the summer at Eureka, Nevada, and daytime temperatures commonly exceed 90°F during the months of July and August (Western Regional Climate Center, 2008).

No perennial surface waters exist on or near the project site. The nearest surface water is Bull Creek, 8.8 miles to the southeast of the site and on the opposite side of the Pancake Range. The project site is located outside of the 100-year flood plain. The Easy Junior mine’s water supply well was drilled approximately 5 miles southeast of the mine area, and the water produced is of potable quality. Water at Gold Rock mine site occurs at a depth of approximately 1,300 feet below ground surface (NDEP, 1995a).

5.3	Infrastructure and Local Resources

The Gold Rock Project is a potential bulk tonnage disseminated gold deposit that may be amenable to the open pit heap leach technology and mining methods common to Nevada. The Gold Rock Project is wholly located on MGC land holdings.

The town nearest to the project site, Eureka, Nevada, hosts a population of 610 according to 2010 US Census data. Greater Eureka County and White Pine County host area populations of 1,987 and 10,030 respectively (US Census Bureau, 2008), though population is centered primarily in Eureka and Ely, Nevada. Elko, Nevada, population of 18,297, is the nearest city to the project site, and is located approximately 110 miles to the north by road.

March 28, 2011

Midway Gold Corp.	Accessibility Climate Resources Infrastructure & Physiography
Gold Rock Project	NI 43-101 Technical Report

Electrical power is available via a power line which runs adjacent to US 50, approximately 6 miles north of the highway and 20 miles from the project site. Midway is currently permitting a power line to its Pan site, approximately 10 miles to the NNW, and has included an extension of the power line to the Gold Rock site in the design for future permitting. Water for exploration, mine production and process efforts will need to be identified and secured.

Logistical support is available in Eureka, Ely, and Elko, all of which currently support large open pit mining operations. Barrick Gold Corporation currently operates the Ruby Hill Mine near Eureka and the Bald Mountain Mine approximately 60 miles to the north. Quadra Mining operates the Ruth Copper pit near Ely, and large scale mining by Barrick and Newmont Mining Corporation is ongoing near Elko and Carlin, Nevada to the north.

Mining history in the area of the Gold Rock Project dates back to 1876, when underground silver mining and smelting were based in Eureka. Mining personnel and resources for operations at Pan are expected to be available from Eureka, White Pine, and Elko Counties.

March 28, 2011

Midway Gold Corp.	History
Gold Rock Project	NI 43-101 Technical Report

6.	HISTORY

6.1	Exploration History

The following history of the Gold Rock property is from records of the Alta Gold Company and Alta Gold and Echo Bay including Carden (1988) and Alta Bay (1990, 1991):

•	The property was first staked in 1979 by Earth Resources, Inc.

•	Earth Resources was purchased by Houston Oil & Gas in 1980

•	The property was sub-leased to various parties between 1981 and 1986, but was returned to Tenneco, who had acquired Houston Oil & Gas in 1986

•	Following a 1,200-sample soil sampling program in 1986, rock chip sampling results in the Easy Junior Ridge area included 32 samples that averaged 0.58 ppm gold

•
In September of 1986, Echo Bay exploration acquired Tenneco and subsequent drilling at Easy Junior resulted in a discovery; 42 RC holes were drilled, and the best intercept recorded intercept is 320’ of 0.066 opt gold

•	Echo Bay drilled a total of 229 holes in 1987 and 1988 in an effort to delineate the Easy Junior deposit

•	The Alta Bay Joint Venture was formed between Echo Bay and Alta Gold in 1988

•	Mine development was initiated in 1989 under the Alta Bay Joint Venture, with Alta Gold as operator

•	Mining was suspended in 1990 due to low gold prices

•	Alta gold purchased Echo Bay’s interest in 1992 and began detailed re-engineering studies

•	Mining resumed at Easy Junior in June 1993

•	Mining was completed at Easy Junior in August 1994; total production for the life of the mine was 52,400 ounces gold

•	Heap leach processing was completed in 1996

•	Alta Gold declared bankruptcy in 1998

There is no record of new drilling or significant exploration between 1994 and 2007, when MGC acquired the property and re-initiated exploration efforts.

6.2           Historical Resource and Reserve Estimates

Records regarding historical resource and reserve estimates are fragmented. For most of the life of the project, the operators relied on in-house estimates to determine the value of the property. Only two reports were produced by independent sources. The resource and reserve estimates described below were not completed according to present NI 43-101 standards and have not been verified by a qualified person. These estimates do not represent current mineral resources or reserves, and are disclosed here for historical completeness only.

March 28, 2011

Midway Gold Corp.	History
Gold Rock Project	NI 43-101 Technical Report

In 1988, Echo Bay contracted with Independent Mining Consultants, Inc. (IMC) of Tucson, Arizona. IMC built a resource model using a kriged estimate from 20 foot drillhole composites and 25- by 25-foot blocks. IMC did not apply any economic constraints to the model, but reported tons and grade from a series of cut-offs. This model was created prior to any mining at Easy Junior and it must be assumed that portions of the reported resource were subsequently mined.

Table 6-1  IMC geological reserve (geologic inventory, no economic constraint)

Cutoff Grade (oz/ton)	Tons	Grade (oz/ton)	Ounces
0.050	758,000	0.064	48,512
0.030	3,552,000	0.043	152,736
0.025	4,953,000	0.039	193,167
0.020	6,963,000	0.034	236,742
0.015	9,934,000	0.029	288,086
0.012	12,641,000	0.025	316,025
0.010	14,990,000	0.023	344,770

In 1989, Alta Gold commissioned Pincock Allen and Holt (“PAH”) of Lakewood, Colorado to conduct an audit and verification of the reserves at Easy Junior. Details are lacking, but the Alta Gold model was constructed using Inverse Distance Cubed estimation. The geologic inventory of mineralization at a cut-off of 0.008 opt was 15,400,000 tons at a grade of 0.028 opt for 400,000 ounces gold.

PAH calculated a Proven and Probable reserve after applying expected mining costs and recoveries, within a designed pit, is shown in Table 6-2.

Table 6-2  PAH Proven and Probable Reserve

Crushed Ore (0.013opt cutoff)	Grade (opt)	ounces	Run-of-Mine (0.009opt cutoff)	Grade (opt)	ounces
5,058,000	0.032	161,900	1,460,000	0.01	14,600

Mining costs and metal prices have changed significantly since the time of these estimates. There was insufficient information available at the time of this study to determine which portions of the above resource or reserve were later mined as ore or waste. However production records do indicate that 52,000 ounces of gold was recovered from heap leaching some portion of the resource.

March 28, 2011

Midway Gold Corp.	History
Gold Rock Project	NI 43-101 Technical Report

The physical design criteria and cutoff grade calculations used by Alta Gold for development of the Easy Junior Pit are presented in Tables 6-3 and 6-4 (from PAH 1989

Table 6-3  Physical Pit Design Criteria

Alta Gold – Easy Junior Project
Physical Pit Design Criteria
Maximum Slope Angle (deg)	53
Bench Height (ft)	15
Catch Bench Interval (ft)	45
Catch Bench Width (ft)	20
Road Width (ft)	55
Road Grade (%)	10
Tonnage Factor (ft3/ton)	13

March 28, 2011

Midway Gold Corp.	History
Gold Rock Project	NI 43-101 Technical Report

Table 6-4  Cutoff grade check calculations

Alta Gold – Easy Junior Project
Cutoff Grade Check Calculations
	Internal Cutoff
	Ore	ROM
Mining Cost	N/A	N/A
Mine Equip. Repl. Cost	N/A	N/A
Processing Cost	2.74	1.10
G & A Cost	1	N/A	(1)
Total Costs, $/ton	3.34	1.10

Gold Price, $/oz	375.00	375.00

Net Smelter Return, Percent	99.5	99.5
Recovery, Percent	75	60
Net Revenue, $/oz	279.84	223.88
Cutoff, oz/ton (2)	0.012	0.005
Alta Gold Cutoff	0.013	0.009

Notes:
(1)	Not including G&A costs is only valid so long as ROM heap leach is a secondary process.
(2)	Cutoff = Total costs/Net Revenue

March 28, 2011

Midway Gold Corp.	Geological Setting
Gold Rock Project	NI 43-101 Technical Report

7.	GEOLOGICAL SETTING

7.1	Regional Geology

The Gold Rock property is located on the east flank of the northern portion of the Pancake Range in east-central Nevada. The Pancake Range is part of the Basin and Range Province, a large physiographic region characterized by a series of normal faults expressed as a sequence of north-south trending narrow mountain ranges separated by flat, arid valleys. The Pancake Range is approximately 85 miles long and 8 to 10 miles wide, and is primarily composed of Paleozoic carbonate and clastic sedimentary rocks, Cretaceous igneous intrusives, and Tertiary volcanics. A regional geologic map of the northern Pancake Range is presented as Figure 7-1.

Figure 7-1  Regional Geology (Hose and Blake, 1987)

7.2	Local Geology

The Gold Rock property is located in an eastern lobe of the Pancake Range. Devonian and Carboniferous carbonate and clastic sedimentary rocks form the core of the range, and are exposed in bedrock outcrop in the area of the Gold Rock Project site. A stratigraphic section representative of the Pancake Range is presented as Figure 7-2. The Pancake stock, a Cretaceous-aged quartz monzonite intrusive, is located to the north and west of the property, and a prominent sill is noted in associated regional mapping. These intrusives appear to be age equivalents of the Mount Hamilton stock, which lies in the White Pine Range to the east. No intrusive rocks have been mapped on the Gold Rock property. Devonian – Mississippian sedimentary bedrock geology in the vicinity of the Gold Rock Project area is locally nonconformably capped by post-mineral Tertiary volcanic rocks.

March 28, 2011

Midway Gold Corp.	Geological Setting
Gold Rock Project	NI 43-101 Technical Report

Figure 7-2  Stratigraphic Column Pancake Range (Smith, 1976, Harris, 2007)

Gold Rock Stratigraphy

QAL
TERTIARY
PERMIAN
PENNSYLVANIAN
MISSISSIPPIAN
DEVONIAN
Easy Junior Gold
Alluvium
Tertiary Basalt
Tertiary Tuff
Kaibab Limestone
Rib Hill Siltstone
Ely Limestone
Diamond Peak Conglomerate
Chainman Sandstone
Chainman Shale
Joana Limestone
Pilot Shale
Devils Gate Limestone
Simonson Dolomite
2000 FEET

7.3	Property Geology

A geologic map of the Pan property is presented in Figure 7-3. The geology of the Gold Rock property is dominated by Devonian through Mississippian limestone, shale, and sandstone. These rock types are exposed in a series of north-trending ridges that represent stacked, easterly-directed thrust sheets and low amplitude, open to tight folds. Mineralization is interpreted to postdate thrusting and folding. Bedrock geology is partially obscured by alluvial and colluvial gravels. Individual lithologic units identified at the project site are described below, from oldest to youngest:

March 28, 2011

Midway Gold Corp.	Geological Setting
Gold Rock Project	NI 43-101 Technical Report

7.3.1    Late Devonian Devil’s Gate Limestone (Dd)

The oldest lithologic unit exposed in the northern Pancake Range is the Late Devonian Devil’s Gate Limestone. This unit is a massive to thinly bedded, medium to dark gray, fine to coarse grained limestone. Thickness of the unit ranges from about 1000 ft to 2500 ft locally.

7.3.2    Late Devonian to Early Mississippian Pilot Shale (MDp)

The Pilot Shale can be divided into an upper series of thinly interbedded dolomitic and calcareous siltstone and silty shale, and a lower section of more thickly bedded calcareous siltstone with local limestone beds.

7.3.3    Mississippian Joana Limestone (Mj)

The Joana Limestone is a gray, medium grained, unevenly bedded limestone with abundant fossil fragments and detrital limestone interbeds. Fossil types include echinoderm, bryozoans, foraminifera, algae, and crinoids. Locally, light brown calcareous sandstone is present at the base of the unit. Thickness of the Joana Limestone reportedly ranges from 90 to 500 ft throughout the county (Smith, 1976). The Joana Limestone is the primary host to known mineralization and historic resources and reserves at the Gold Rock property. This unit is commonly silica altered (mapped as jasperoid) throughout the project area, including beyond zones of currently known mineralization.

7.3.4    Mississippian Chainman Shale (Mc)

The Chainman Shale consist of dark gray to black shale with thin interbeds of olive gray silty shale and siltstone. Thickness of the unit ranges from 1000 to 2000 ft (Smith, 1976) and is generally at the lower end of that range at the Gold Rock property. Mineralization occurs in the lower portions of the Chainman Shale at Gold Rock, particularly where it lies adjacent to mineralized Joana Limestone.

7.3.5    Mississippian Diamond Peak Formation (Md)

The Diamond Peak Formation consists of medium beds of coarse grained, quartz-rich sandstone and olive gray siltstone overlain by thick to massive conglomerate. Thickness of the Formation ranges from less than 1,000 to 3,700 ft. This unit outcrops just west of the Gold Rock claim block.

March 28, 2011

Midway Gold Corp.	Geological Setting
Gold Rock Project	NI 43-101 Technical Report

Figure 7-3  Local Geology

UNITED STATES
DEPARTMENT OF THE INTERIOR
GEOLOGICAL SURVEY
GREEN SPRINGS NW QUADRANGLE
NEVADA-WHITE PINE CO.
7.5 MINUTE SERIES (TOPOGRAPHIC)
Property Geology
of the
Gold Rock Property
White Pine County, Nevada
Modified from Postlethwaite (2005)
N
NEWARK VALLEY
Qa
Qc
Mj
Mc
Dg
MDp
Muc
Mdp
A'
B
B'
Easy Jr.
Pit
Decker
Flats
Easy Ridge Thrust
Duckwater
Thrust
Meridian Ridge Footwall Splay
0
1.5
3
miles
PROVISIONAL MAP
GREEN SPRINGS NW, NEVADA
PROVISIONAL EDITION 1990

March 28, 2011

Midway Gold Corp.	Geological Setting
Gold Rock Project	NI 43-101 Technical Report

7.4	Structural Geology

The Gold Rock property is characterized by a relatively subdued topography of shale and limestone partially covered by a thin veneer of gravel. The subdued character masks a complexly thrust-faulted and folded terrain. Several thrust faults, reverse faults, and associated folds transect the property, generally striking about 15 degrees (N15E). A very tight fold of altered and mineralized Mississippian Joana Limestone is clearly exposed in the Easy Junior pit. The structural style is typical of the east-west directed compressional orogenic activity common in the Mesozoic era in this part of North America, possibly during the Antler orogeny.

Later Basin and Range extension likely reactivated the steep reverse faults created during the Antler orogeny, creating deep-seated high-angle fractures that were exploited as flow pathways by gold-rich hydrothermal fluids (Carden, 1988, 1991). Gold was deposited where the steep feeder structures intercepted rock types that are strongly reactive to the hydrothermal fluids.

On the Gold Rock property, the primary gold feeder structure is presumed to be a steeply-dipping reverse fault reactivated with extensional dip-slip. This fault is present near and within the axial surface of the anticline that extends from Decker Flats through the Easy Junior pit. Mineralization is found where the steep feeder structure intercepts the Joana Limestone at the crest of this anticline, and is restricted to the Joana Limestone and the base of the overlying Chainman shale, at least to the extent drilled to depth to date.

Mineralization may have been enhanced where offset of this primary feeder structure caused deformation and increased porosity and permeability over a larger volume. The main feeder structure appears to be offset by post-mineral high-angle faults. Most of these observed post-mineral structures trend 60 to 75 degrees (N60 to N75E).

March 28, 2011

Midway Gold Corp.	Deposit Types
Gold Rock Project	NI 43-101 Technical Report

8.	DEPOSIT TYPES

The Easy Junior deposit on the Gold Rock property is a Carlin-style, sediment-hosted, disseminated gold deposit within Mississippian sedimentary units, largely in the Joana Limestone and in the lower portions of the overlying Chainman shale. Gold particles occur as micron size to sub-micron size disseminations. Free, coarse gold is not common in these types of deposits, and has not been observed at Gold Rock. The source and age of mineralization is currently not known.

Gold is often associated with anomalous concentrations of arsenic, antimony, and mercury. Other elements of note include barium, zinc, and tungsten. Similar gold deposits in the surrounding area include the Pan deposit 12 miles to the northwest, Maverick Springs, approximately 70 miles north of Gold Rock, and Emigrant Springs.

March 28, 2011

Midway Gold Corp.	Mineralization
Gold Rock Project	NI 43-101 Technical Report

9.	MINERALIZATION

9.1	Mineralization

Gold mineralization at Gold Rock is typical of Carlin-style, sediment hosted deposits:

•	Disseminated, micron sized gold

•	Hosted in sedimentary rock, usually impure calcareous rocks

•	Near a vertical or sub-vertical deep seated feeder fault and associated folds

•	Characteristic alteration assemblage associated with strongly oxidizing fluids

Figure 9-1  Gold Rock Historic Drilling/Mineralized Zones

March 28, 2011

Midway Gold Corp.	Mineralization
Gold Rock Project	NI 43-101 Technical Report

9.2	Alteration

Alteration at Gold Rock is typical of Carlin systems in Nevada. Alteration styles include silicification, argillization, decalcification, and oxidation.

Silicification occurs as zones of moderate to strong silica flooding along bedding and structures. Strong or complete replacement is commonly referred to as jasperoid by field workers. Silica alteration is found primarily in the Joana Limestone, with only minor small zones identified in shale units. Within the Easy Junior deposit, jasperoid within the Joana Limestone carries significant amounts of gold. In surface outcrops, Joana-hosted jasperiod occurs along strike both north and south of the deposit and is often found in association with anomalous gold values.

Clay alteration is generally associated with hydrothermal alteration of minerals. Clay along faults and bedding is common. Within limestones and calcareous shales, argillization is often accompanied by decalcification of the host rock. Black carbonaceous accumulations occur locally along the margins of gold mineralization zones.

Oxidation is prevalent throughout the deposit, resulting in the formation of iron oxides (hematite and limonite). Liesegang banding has formed in association with oxidation, and is prevalent in and around gold mineralization. The mineralization is strongly oxidized, and reference to sulfide minerals in drill logs is very rare.

9.3	Geometry of Mineralization

Figure 9-3 illustrates the cross-sectional geometry of mineralization of the Easy Junior deposit as interpreted from drilling. A steep west-dipping fault cuts the west side of a north-trending anticline. Mineralizing fluids deposited gold both within the fault zone and in the Joana Limestone and surrounding rocks at the apex of the Easy Junior Anticline. A view looking at the pit after mining shows a much tighter fold with the fault structure perhaps cutting the hinge area of the fold is shown below, in Figure 9-2

March 28, 2011

Midway Gold Corp.	Mineralization
Gold Rock Project	NI 43-101 Technical Report

Figure 9-2  North Facing View of the Easy Junior Pit

The mineralization along the anticline extends along strike to the south of the Easy Junior Mine over 6,000 feet through the Decker Flats prospect area. To the north of Easy Junior, the mineralization along the apex of the anticline was followed over 1,000 feet, but post-mineral faulting drops the Joana Limestone below the extent of the drilling, and therefore remains untested.

Mineralization was exposed at the pre-mining surface of the Easy Junior pit. Along strike, the mineralized lower Chainman Shale and upper Joana Limestone are covered by 300 to 500 feet of poorly exposed Chainman shale. Mining at Easy Junior extracted a small portion of the near surface resource. Historic drill intercepts indicate that significant mineralization still exists below the Easy Junior Pit and along strike to the north and south, as illustrated in Figures 9-4 and 9-5.

Historic drilling at Decker Flats, nearly a mile south of the Easy Junior pit, intersected significant mineralization along trend within the same faulted anticline geometry, as shown in Figure 9-6.

March 28, 2011

Midway Gold Corp.	Mineralization
Gold Rock Project	NI 43-101 Technical Report

Figure 9-3  Pre-mining Cross Section of the Easy Junior Deposit (Alta Bay, 1991)

March 28, 2011

Midway Gold Corp.	Mineralization
Gold Rock Project	NI 43-101 Technical Report

Figure 9-4  East-West Cross Section of the Southern Portion of the Easy Junior Pit, Looking North

March 28, 2011

Midway Gold Corp.	Mineralization
Gold Rock Project	NI 43-101 Technical Report

Figure 9-5 Cross Section of the Easy Junior Pit (note mineralization extending beyond the depth of the pit)

March 28, 2011

Midway Gold Corp.	Mineralization
Gold Rock Project	NI 43-101 Technical Report

Figure 9-6 Cross Section of the Decker Flats Area (historic drilling intersected multiple intervals of greater than 0.100 opt gold in geology with the same geometry as Easy Junior)

March 28, 2011

Midway Gold Corp.	Exploration
Gold Rock Project	NI 43-101 Technical Report

10.	EXPLORATION

10.1	Previous Operator’s Exploration Work

The central part of the Gold Rock property includes the historically mined Easy Junior area. Past activity by the historic operators of the project generated a significant amount of data covering all aspects of exploration, mining, and metallurgy. MGC has compiled a significant amount of the historic data for use in assessing the potential resource and exploration targets. This compilation and validation is on-going at the site as this historic resource report is being written and submitted. Historic operators include Nevada Resources, Houston Oil and Minerals, Tenneco, Echo Bay, Santa Fe, Amselco, and Alta Gold. The geologic data these reputable junior and senior mining companies generated include:

•	Geological mapping

•	Drilling logs and assays

•	Geochemical sampling maps and assays

•	Geophysical survey results

•	Mine blast hole assays

10.3	Historic Geochemical sampling

From 1985 to 1993, Tenneco, Echo Bay, and Alta Gold collected 2,800 soil samples over a 6.5 square miles area. Most of these samples were analyzed for gold, barium, antimony and mercury. Historic data was also compiled from 970 rock chip samples, many of which were analyzed for gold, mercury, arsenic, antimony, barium and zinc.

10.3	Historical Geophysics

Limited geophysical study was conducted at Gold Rock as part of the historic Easy Junior exploration. In 1986, Tenneco conducted VLF-EM over selected lines attempting to define structural complexities. In 1989 Alta Gold gathered induced polarization and resistivity data, again in an attempt to define structural complexities. No significant property-wide surveys were conducted.

10.4	Historical Mapping

A geologic map was generated by Tenneco in 1986, which covers a portion of the Gold Rock property. Postlethwaite (2005) compiled a regional map that included the Gold Rock property in an effort to describe the relationship of fold and thrust faulting relative to gold mineralization (Postlethwaite (2005). This is the source of the mapping provided in Figure 7-3. MGC is compiling historic geologic mapping and has new geologic mapping in progress to create a property-wide geologic map.

March 28, 2011

Midway Gold Corp.	Exploration
Gold Rock Project	NI 43-101 Technical Report

MGC is compiling this data, in addition to data from several maps of individual prospect areas, in order to create a property-wide geologic map. New geologic mapping is currently in progress, and will provide more detailed information with regard to structure and alteration.

10.5	Historical Drilling

The long history of exploration and production at the Easy Junior deposit includes 14 years of drilling, from 1980 to 1994. The compiled historic database now contains records from 673 drill holes. Most of this drilling was completed between 1986 and 1989 by Echo Bay, and later, the Alta Bay JV. The result of this drilling provides the basis of the current understanding of the distribution and magnitude of gold mineralization at the Gold Rock property.

Table 10-1  Historic Exploration and Delineation Drilling at the Gold Rock property, 1980 to 1994

	No. of
Company	holes	Years	Notes
Houston Oil & Gas	15	1980-1983
Nevada Resources	61	1981	FOG Claims
Amselco	6	1983	Monte Claims
Sante Fe	19	1984
Tenneco/Echo Bay	231	1886-87
Alta Bay/Alta Gold	341	1987-1994	Exploration/Delineation
TOTAL	673

Geologic and assay data from 1,790 blast holes drilled during Easy Junior mine production is also included in the database.

Mobile Oil drilled a series of 160-foot seismic exploration holes in two parallel lines across the north end of the Gold Rock property in 1987. Echo Bay assayed the drill cuttings from 101 of these holes and that data is included in the database. Although some distance from any current gold resource, this data may prove useful in future exploration work on the Gold Rock Project.

10.6	MGC Exploration Work

MGC is active in all phases of exploration work on the Gold Rock property since acquiring the project in 2007. The results of exploration conducted by MGC since 2007 are not in the scope of this report and have therefore have not been reviewed in detail by Gustavson. The results of MGC exploration since 2007 are not considered pertinent to the compilation of historic information or the assessment of resources based on historic data, which is the focus of this report. However, for completeness a brief summary of the on-going work by Midway geologists and engineers is presented below.

March 28, 2011

Midway Gold Corp.	Exploration
Gold Rock Project	NI 43-101 Technical Report

10.7	Surface Geochemistry

During 2010, MGC completed an exploratory soil survey to complement the historic soil grid. An additional 750 soil samples were collected in an area generally east of the historic soil grid. The grid was designed to target new structural and alteration targets outside of the previously known mineralization.

In conjunction with the soil sampling program, 141 rock samples were collected from the Gold Rock property in 2010. These samples have been added to the Gold Rock Database. Sample analysis, results and drill target generation are underway.

10.8	Geological Mapping

MGC mapped the geology of the central portion of the Gold Rock property in 2010 in order to better define the distribution of alteration and generate future drill targets. Correlating alteration near known gold mineralization with the distribution of alteration throughout the property provides a useful tool in identifying additional gold occurrences and, potentially, resources.

10.9	Geophysical Surveys

In 2008, MGC conducted reconnaissance level ground magnetic and gravity surveys over portions of the Gold Rock Property, and MGC conducted an additional reconnaissance ground magnetic program, testing for buried intrusives in several parts of the property, in 2010.

10.10	Drilling

During the 2008 field season, MGC drilled 11 RC holes to test the Anchor Roc prospect, an exploration target on the Gold Rock property 3.5 miles southeast of the Easy Junior pit. Subsequent to that drilling program, the company completed acquisition of the Easy Junior property position and database. At this time, the company is focusing its efforts at Easy Junior and does not consider the drilling at Anchor Roc material to that part of the property.

Historic drilling at Anchor Roc by Nevada Resources in 1981 reportedly encountered an intercept of 120 feet of 0.014 opt gold in drill hole FOG-4. Midway has been unable to verify any information on methodology or assay methods for these holes. The 2008 reconnaissance drill program was undertaken to verify the reported intercepts and to test additional targets in the area. Using an 0.010 opt cutoff, the only significant intercept was in AR08-10 which encountered 85 feet of 0.012 opt gold near historic drill hole FOG-4. No other holes had intercepts above cutoff although four holes encountered anomalous gold over 15 to 50 feet. Four holes were unable to test their targets when large voids were encountered at the Joanna-Pilot contact. In the future, MGC may drill the remaining targets with different equipment that can get past the voids.

March 28, 2011

Midway Gold Corp.	Exploration
Gold Rock Project	NI 43-101 Technical Report

The Anchor Roc prospect is an exploration target that does not currently host a defined resource. Host rocks are the Pilot shale and Devils Gate limestone that are deeper in the stratigraphic section than the host rocks at Easy Junior. Anchor Roc represents an additional exploration target at Gold Rock but is not currently recognized as part of the Easy Junior.

10.11	Data Compilation and Verification

During 2010 and continuing into 2011 significant effort has been expended on assay confirmation , drill collar survey compilation, survey grid conversion, map compilation, map generation, drill hole siting , and the development of sampling and assaying protocols.

March 28, 2011

Midway Gold Corp.	Drilling
Gold Rock Project	NI 43-101 Technical Report

11.	DRILLING

At the time of writing this report, no information was available describing the drilling methodology for any of the historic holes drilled at Gold Rock.

Beyond the previously described exploration drilling at Anchor prospect, MGC has not conducted drilling that might add to the resource estimate based on historical drilling.

March 28, 2011

Midway Gold Corp.	Sampling Method and Approach
Gold Rock Project	NI 43-101 Technical Report

12.	SAMPLING METHOD AND APPROACH

Assay work for Tenneco and Echo Bay drilling was completed by the independent Bondar-Clegg (now ALS Chemex) assay lab in Reno, NV. Exploration and delineation drill assays from the Alta Bay JV were conducted at the Alta Bay mine labs at Robinson, Illipah, Ward, and Easy Junior. No information is available regarding assay methodology or quality control/assurance procedures that might have been employed at the time.

March 28, 2011

Midway Gold Corp.	Sample Preparation Analyses and Security
Gold Rock Project	NI 43-101 Technical Report

13.           SAMPLE PREPARATION, ANALYSES, AND SECURITY

No information is available regarding sample preparation, analysis, and security associated with historic resource was available at the time of this report.

March 28, 2011

Midway Gold Corp.	Data Verification
Gold Rock Project	NI 43-101 Technical Report

14.	DATA VERIFICATION

Gustavson conducted an on-site visit to the Gold Rock property on February 21, 2011 (Donald J. Baker), and reviewed available hard copy historic records on February 21 and 22, 2011. The site visit included a tour around the top of the Easy Junior open pit. The geology visible from a distance in the north high wall to the pit displays geology conformable in structure and gross geometry and apparent map units to that portrayed in various cross sections in this report (Figures 9-2, 9-3, and 9-4). A closer visit within the pit walls appeared unsafe with large blocks splaying toward the open pit. Historic drill hole collars were not observed, and are likely only to be located on the ground by surveying using the historic collar coordinates.

Hard copy historic data files were reviewed in the Ely, Nevada office of MGC. The files include a large set of drill holes logs with assays, and various exploration and production reports generated through the long history of the property. Verification of a subset of the input historic drill hole information was not completed by Gustavson. Such verification is recommended by Gustavson in concert with planned 2011 drilling to confirm mineralization and historic drill results in certain portions of the property in proximity to the Easy Junior open pit.

March 28, 2011

Midway Gold Corp.	Adjacent Properties
Gold Rock Project	NI 43-101 Technical Report

15.	ADJACENT PROPERTIES

There are no known activities on adjacent properties that affect the current exploration program on the Gold Rock Project.

MGC also controls the Pan Property, which is approximately 12 miles to the northwest. This property has potential for future production and may have potential for production synergy with the Gold Rock Project.

March 28, 2011

Midway Gold Corp.	Mineral Processing and Metallurgical Testing
Gold Rock Project	NI 43-101 Technical Report

16.	MINERAL PROCESSING AND METALLURGICAL TESTING

No historic mineral processing or metallurgical test data was available for the Gold Rock Project at the time this report was prepared. It is noted that the resource was processed by heap leaching in the past.

March 28, 2011

Midway Gold Corp.	Mineral Resource and Mineral Reserve Estimates
Gold Rock Project	NI 43-101 Technical Report

17.	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

The Gold Rock deposit is associated with an anticlinal structure in sedimentary and altered sedimentary rocks. The axis of the anticline trends roughly north-south and plunges slightly to the south. Within the anticlinal lithologic sequence, altered limestone (jasperoid) appears to carry the highest grade of gold mineralization.

The previously mentioned collar coordinate conversion verification and assay certificates to assay database validation have not yet been completed. Gustavson is working with MGC geologists and engineers to complete these programs. A new mineral resource estimate can be made once these checks are complete.

March 28, 2011

Midway Gold Corp.	Other Relevant Data and Information
Gold Rock Project	NI 43-101 Technical Report

18.	OTHER RELEVANT DATA AND INFORMATION

Gustavson knows of no additional information or explanation necessary to make this report more understandable and not misleading.

March 28, 2011

Midway Gold Corp.	Interpretations and Conclusions
Gold Rock Project	NI 43-101 Technical Report

19.	INTERPRETATIONS AND CONCLUSIONS

The Gold Rock deposit, formally known as Easy Junior, contains a gold resource that warrants additional exploration and evaluation. The mineralization system is strong, with a known strike length of over 8,000 feet. The lithology, alteration, and mineralization of the Gold Rock deposit are similar to other sediment-hosted Carlin-type systems such as Alligator Ridge, Bald Mountain, Rain, and Midway’s Pan Project. A portion of the Gold Rock deposit has been explored and mined, but drilling outside that area is very widely spaced and shallow. The system has structurally controlled elements, the feeders of which have not been explored. Historic exploration has not cut off mineralization in any direction.

March 28, 2011

Midway Gold Corp.	Recommendations
Gold Rock Project	NI 43-101 Technical Report

20.	RECOMMENDATIONS

Gustavson recommends the following:

•
Continue to verify the historic drilling data on the Gold Rock Property by conducting a new exploration and confirmation drill program. This program should include both RC and diamond core drilling. This program needs to verify the physical location and geometry of the gold mineralization, supporting geologic modeling and estimation of the distribution of gold grade within the deposit.

•
Verify that the conversion of the drill hole collar coordinates from the previous property owners mine grid system was correctly translated to the NAD83 coordinate system. The locations of the historical drill holes should be verified by ground surveys where possible.

•
Once the location of the historical drilling is positively established, the historical data can be used to construct a lithology and alteration model of the deposit that will be important for grade estimation, mining and process designs, and geotechnical and waste rock characterization planning. The completion of this work combined with the verification of all of the assay certificates vs the drill hole assay database, should provide data that supports the estimation of a NI43-101 compliant Mineral Resource.

•	Geologic and structural controls on mineralization in the vicinity of the Easy Junior open pit should be reassessed based on the results of the 2011 drilling program.

•
There is a significant amount of information in Midway’s Gold Rock files including historical geologic, mining, metallurgy, geotechnical data, hydrology, and environmental information. This data should be reviewed, compiled, and used in the planning of future project activities.

•	Surface geology and alteration mapping should be completed and all the historical and modern data compiled to identify additional drill targets on the property.

Gustavson considers the estimated budget shown in Table 20-1 to be sufficient for the designed program of verification and data compilation.

March 28, 2011

Midway Gold Corp.	Recommendations
Gold Rock Project	NI 43-101 Technical Report

Table 20-1  Estimated Budget for Verification Drilling Program and Data Compilation

Program	Cost
RC drilling 18,000 feet	$810,000
Diamond Core Drilling 3,400 feet	$340,000
Sample Assays RC	$28,000
Sample Assays Core	$170,000
Road Building, Drill site construction and reclamation	$42,000
Permitting and Bonding	$10,000
Compilation of existing metallurgical data	$20,000
Compilation of drill data to construct a lithology and alteration model	$60,000
Compilation of historical hydrology and data	$20,000
Metallurgical Characterization	$300,000
TOTAL	$1,800,000

March 28, 2011

Midway Gold Corp.	References
Gold Rock Project	NI 43-101 Technical Report

21.	REFERENCES

Alta Bay JV, 1992, Alta Bay 1992 Projects Summary report. Internal document for Alta Gold Company and Echo Bay Mines.

Carden, J.R., 1988, Summary Report Nighthawk Ridge deposit Easy Junior Project White Pine County, Nevada, Echo Bay Exploration Internal report

Carden J.R. 1991, The discovery and Geology of the Nighthawk ridge Deposit at Easy Junior, White Pine County, Nevada. Geology and Ore Deposit of the Great Basin, Geological Society of Nevada Symposium Proceedings, pp. 665-667

Independent Ming Consultants, Inc, 1988, Ore Body Model and Floating Cone Reserves for Nighthawk Ridge prepared for Echo Bay Mines. Independent Mining Consultants, Inc. Tucson, Arizona

Pincock, Allen, and Holt, 1989, Audit and verification of reserves easy Junior Deposit, White Pine County Nevada, report prepared for Alta Gold Company, Pincock Allen and Holt, Lakewood Colorado.

Postlethwaite, C., 2005, Regional Structural Setting of the Nighthawk Ridge Deposit, White Pine County, Nevada. Presented at poster session for Symposium 2005, Window to the World, Geologic Society of Nevada, May 14-18, 2005.

Smith, R. M. 1976, Geology and Mineral Resources of White Pine County Nevada, Nevada Bureau of Mines and Geology Bulletin 85.pp 105 with plates

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

22.	DATE AND SIGNATURE PAGES

WILLIAM J. CROWL
Vice President, Mining
Gustavson Associates, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: wcrowl@gustavson.com

CERTIFICATE of AUTHOR

I, William J. Crowl do hereby certify that:

1.	I am currently employed as Vice President, Mining by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado 80228

2.
I am a graduate of the University of Southern California with a Bachelor of Arts in Earth Science (1968), and an MSc. In Economic Geology from the University of Arizona in 1979, and have practiced my profession continuously since 1973.

3.	I am a registered Professional Geologist in the State of Oregon (G573) and am a member in good standing of the Australian Institute of Mining and Metallurgy and the Society of Economic Geologists.

4.
I have worked as a geologist for a total of 38 years since my graduation from university; as a graduate student, as an employee of a major mining company, a major engineering company, and as a consulting geologist.

5.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report on the Gold Rock Project, White Pine Nevada” dated March 28, 2011 (the “Technical Report”), with specific responsibility for sections 7,8 and 9, and the overall organization of the report and general content.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

10.	I have read National Instrument 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 28th day of March 2011.

/s/William J. Crowl (Signature)
Signature of Qualified Person

“William J. Crowl”
Print name of Qualified Person

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

DONALD E. HULSE
Principal Mining Engineer
Gustavson Associates, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: dhulse@gustavson.com

CERTIFICATE of AUTHOR

I, Donald E. Hulse do hereby certify that:

1.	I am currently employed as Principal Mining Engineer by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado 80228

2.	I am a graduate of the Colorado School of Mines with a Bachelor of Science in Mining Engineering (1982), and have practiced my profession continuously since 1983.

3.	I am a registered Professional Engineer in the State of Colorado (35269).

4.	I have worked as a mining engineer for a total of 25 years since my graduation from university; as an employee of a major mining company, a major engineering company, and as a consulting engineer.

5.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report on the Gold Rock Project, White Pine Nevada” dated March 28, 2011 (the “Technical Report”), with specific responsibility for Sections 1, 17 and 20.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

10.	I have read National Instrument 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 28th day of March, 2011

/s/Donald E. Hulse (Signature)
Signature of Qualified Person

“Donald E. Hulse”
Print name of Qualified Person

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

TERRE A. LANE
Principal Mining Engineer
Gustavson Associates, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: tlane@gustavson.com

CERTIFICATE of AUTHOR

I, Terre A. Lane do hereby certify that:

1.	I am currently employed as Principal Mining Engineer by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado 80228

2.	I am a graduate of the Michigan Technological University of Michigan with a Bachelor of Science degree in Mining Engineering (1982).

3.	I am a member in good standing of the Australian Institute of Mining and Metallurgy.

4.
I have worked as a Mine Engineer for a total of 23 years since my graduation from university; as an employee of several mining companies, an engineering company, a mine development and mine construction company, an exploration company, and as a consulting engineer.

5.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report on the Gold Rock Project, White Pine Nevada” dated March 28, 2011 (the “Technical Report”), with specific responsibility for Sections 1 through 6 and 16 through 19.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

10.	I have read National Instrument 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 28th day of March, 2011.

/s/Terre A. Lane (Signature)
Signature of Qualified Person

“Terre A. Lane”
Print name of Qualified Person

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

DONALD J. BAKER
Associate Principal Geologist
Gustavson Associates, LLC
274 Union Boulevard, Suite 450
Lakewood, Colorado   80228
Telephone: 720-407-4062   Facsimile: 720-407-4067
Email: dbaker@gustavson.com

CERTIFICATE of AUTHOR

I, Donald J. Baker do hereby certify that:

1.	I am currently employed as Associate Principal Geologist by Gustavson Associates, LLC at:

274 Union Boulevard
Suite 450
Lakewood, Colorado 80228

2.
I am a graduate of The Ohio State University with an MSc in Geology (1974), a PhD. in Geology from the University of Georgia (1980), and an M.B.A. from the University of Colorado at Denver (1991) and have practiced my profession continuously since 1978.

3.	I am a member in good standing of the Mining and Metallurgical Society of America, member #01088QP.

4.
I have worked as a geologist for a total of 40 years since my graduation from university; as a graduate student, as an employee of a major mining company, a major engineering company, and as a consulting geologist.

5.
I have read the definition of “qualified person” set out in NI 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of the technical report titled “NI 43-101 Technical Report on the Gold Rock Project, White Pine Nevada” dated March 28, 2011 (the “Technical Report”), with specific responsibility for Sections 7 through 15.

7.	I have personally completed an independent review and analysis of the data and written information contained in this Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

March 28, 2011

Midway Gold Corp.	Date and Signature Pages
Gold Rock Project	NI 43-101 Technical Report

9.
I do not hold, nor do I expect to receive, any securities or any other interest in any corporate entity, private or public, with interests in the properties that are the subject of this report or in the properties themselves, nor do I have any business relationship with any such entity apart from a professional consulting relationship with the issuer, nor to the best of my knowledge do I have any interest in any securities of any corporate entity with property within a two (2) kilometer distance of any of the subject properties.

10.	I have read National Instrument 43-101 and Form 43-101, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchanges or other regulatory authority and any publication by them, including electronic publication in the public company files on the websites accessible by the public, of the Technical Report.

Dated this 28th day of March, 2011.

/s/Donald J. Baker (Signature)
Signature of Qualified Person

“Donald J. Baker”
Print name of Qualified Person

March 28, 2011

Midway Gold Corp.	Illustrations
Gold Rock Project	NI 43-101 Technical Report

23.	ILLUSTRATIONS

All figures, diagrams and illustrations have been incorporated throughout the body of this Technical report to facilitate references and readability.

March 28, 2011